EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of ITT Educational Services, Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: February 13, 2012

PROVIDENCE EQUITY PARTNERS VI L.P.

By:	Providence Equity Partners GP VI L.P., its sole general partner
By:	Providence Equity Partners VI, L.L.C., its sole general partner
By:	/s/ Robert S. Hull
Name:	Robert S. Hull
Title:	Chief Financial Officer

PROVIDENCE EQUITY GP VI L.P.

By:	Providence Equity Partners V, L.L.C., its general partner

By:	/s/ Robert S. Hull
Name:	Robert S. Hull
Title:	Chief Financial Officer

PROVIDENCE EQUITY PARTNERS VI L.L.C.

By:	/s/ Robert S. Hull
Name:	Robert S. Hull
Title:	Chief Financial Officer

Page 14 of 15 pages

By:	/s/ Jonathan M. Nelson
Name:	Jonathan M. Nelson

By:	/s/ Glenn M. Creamer
Name:	Glenn M. Creamer

By:	/s/ Paul J. Salem
Name:	Paul J. Salem

Page 15 of 15 pages